     As filed with the Securities and Exchange Commission on July 8, 1996
                                        Registration No. 333-07185
- -----------------------------------------------------------------------------

                  SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              _________________
                               AMENDMENT NO. 1
                                     to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                              _________________
                      BRIDGESTONE/FIRESTONE MASTER TRUST
                        /(Issuer of the Certificates)/
                              _________________
                     FIRESTONE RETAIL CREDIT CORPORATION
          /(Originator of the Trust described herein and exact name
          of registrant as specified in its government instrument.)/
                              _________________



     Massachusetts                    6141                              13-3205598
       (State of                (Primary Standard Industrial      (IRS Employer Identification
     Incorporation)             Classification Code Number)                 Number)
                                     R. Douglas Donaldson
                                One International Place, Suite 520
                                Boston, Massachusetts 02110-2624
                                     (617) 951-7690
                       /(Address, including zip code, and telephone number,
                  including area code of registrant's principal executive offices)/
                                    _________________
                                       copies to:

     Saul Solomon, Esq.              Reed D. Auerbach, Esq.              Cathy Kaplan, Esq.
   Bridgestone/Firestone, Inc.        Stroock & Stroock & Lavan                Brown & Wood
       50 Century Boulevard              Seven Hanover Square              1 World Trade Center
    Nashville, Tennessee 37214      New York, New York 10004-2696        New York, New York 10048
          (615) 872-1496                    (212) 806-6648                    (212) 839-5531


                             _________________

     Approximate date of commencement of proposed sale to the public. As soon as practicable on or after the effective date of this Registration Statement, as determined by market conditions.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, please check the following box. / /
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                              __________________

                       CALCULATION OF REGISTRATION FEE

                                                        Proposed Maximum       Proposed Maximum         Amount of
       Title of Securities         Amount Being      	   Offering Price         Aggregate Offering      Registration
        Being Registered            Registered(1)         Per Unit(1)             Price(1)                Fee(2)

Class A Floating Rate Asset
Backed
Certificates, Series 1996-1 . .    $1,000,000                 100%              $1,000,000               $435

Class B Floating Rate Asset
Backed
Certificates, Series 1996-1 . .    $1,000,000                  100%             $1,000,000               $435




(1) Estimated solely for purposes of determining the registration fee.
(2) Total registration fee of $870.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The purpose of this Amendment is solely to amend the facing page of the Registration Statement.
                                      2

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Firestone Retail Credit Corporation has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts on July 8, 1996.

                                        FIRESTONE RETAIL CREDIT CORPORATION


                                        /s/ Nancy D. Smith
                                        ------------------------------
                                        Nancy D. Smith, President


Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed below by the following persons in the capacities indicated on July 8, 1996.


 /s/  Nancy D. Smith                     President and Director   July 8, 1996
- --------------------------               (principal executive
     Nancy D. Smith                      officer)


 /s/  R. Douglas Donaldson               Treasurer                July 8, 1996
- ---------------------------              (principal financial
      R. Douglas Donaldson                officer and principal
                                          accounting officer)

 /s/  Louise E. Colby                     Director and Secretary  July 8, 1996
- ----------------------------
      Louise E. Colby


                                      3